SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2006

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

YRC Worldwide Inc. (“YRC Worldwide” or the “company”) has released its results of operations and financial condition for the three- and twelve- months ended December 31, 2005, filed as Exhibit 99.1 to this Form 8-K.

On January 26, 2006, the company previously released its results of operations for the three- and twelve-months ended December 31, 2005 by filing a news release announcing those results on Form 8–K. In that release, the company originally stated that its reported diluted earnings per share (“EPS”) was $5.12 for the twelve-months ended December 31, 2005 and $1.34 for the three-months ended December 31, 2005. In that release, the company also originally stated that diluted adjusted EPS was $5.28 for the twelve-months ended December 31, 2005 and $1.39 for the three-months ended December 31, 2005.

In the results of operations filed with this Form 8-K, the company has revised its reported diluted EPS to $5.07 for the twelve-months ended December 31, 2005 and to $1.30 for the three-months ended December 31, 2005. In addition, the company has revised its diluted adjusted EPS to $5.25 for the twelve-months ended December 31, 2005 and to $1.37 for the three-months ended December 31, 2005.

The revision to previously released results was entirely related to the treatment of specific foreign currency accounting entries for Reimer Express, a Canadian subsidiary of Roadway Express. The revision was made to other nonoperating expenses when finalizing the company’s consolidated financial statements and had no impact on operating income.

The company has corrected its process in accounting for these currency entries and does not expect this change to impact future earnings. Consistent with the guidance that the company provided on January 26, 2006, YRC Worldwide expects full year 2006 EPS to be between $6.15 and $6.30, with first quarter 2006 EPS between $1.00 and $1.05.

Additionally, the company’s gross capital expenditures for 2005 were $305 million rather than the $350 million estimate provided on the company’s January 27, 2006 earnings conference call. When including USF gross capital expenditures for the full year 2005, YRC Worldwide had total gross capital expenditures of $380 million rather than the $425 million estimate provided on the earnings call.

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ EPS. The reported numbers include property gains, one-time charges related to the acquisition of USF Corporation, a Roadway pre-acquisition foreign currency adjustment, and executive severance, while adjusted numbers exclude these items. The company adjusts for these items when evaluating operating performance to more accurately compare the results of its core operations among periods. In 2005, the company also excluded the impact of an increase to its effective tax rate as it primarily related to a change in the accounting treatment of Roadway deferred taxes established at the acquisition date. This is not expected to impact the tax rate in future periods. For a complete reconciliation from reported EPS to adjusted EPS, refer to the Supplemental Financial Information included in this Form 8-K under Exhibit 99.1.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results, revenue and EPS could differ materially from those projected in the forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, the company’s ability to improve productivity results at its Roadway Express subsidiary and its resulting effects on efficiencies, service and yield, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

99.1    Consolidated Financial Statements.

Information in this Current Report that is being furnished pursuant to Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC Worldwide Inc.
(Registrant)

Date: February 13, 2006	By:	/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consolidated Financial Statements.